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EXHIBIT 99.2


PRESS RELEASE                                        SOURCE: SSP SOLUTIONS, INC.

DR. GREGORY J. CLARK JOINS SSP BOARD OF DIRECTORS
Wednesday January 29, 9:25 am ET

IRVINE, Calif.--(BUSINESS WIRE)--Jan. 29, 2003--SSP Solutions, Inc. (Nasdaq:SSPX
- News) a leading provider of identity and information assurance products and services today announced that Dr. Gregory J. Clark has joined its board of directors. This appointment fills a vacant seat on the board. Dr. Clark will also serve on the audit committee.

"I am extremely impressed with the technology being developed by SSP and am proud to be joining its board of directors. SSP's Forte technology is undoubtedly the most advanced smart card technology I have seen," said Dr. Clark. "Its security features are ideal for securing and controlling the access of digital content for set top boxes used by satellite content providers, Pay TV, and Content On Demand. In addition, this technology is used to secure electronic communications for the Department of Defense (DoD), financial transactions, network access, Internet gaming, and the exchange of copyrighted digital content."

"The addition of Dr. Clark to our board of directors furthers our commitment of bringing high quality and well rounded experience to SSP," according to Marvin Winkler, SSP's co-chairman and co-CEO. "We are confident that his contributions will enable us to bring our technology and products to new markets that must have the highest security available. SSP is extremely pleased to welcome our newest member to our board of directors."

In addition to a fourteen-year tenure with IBM, Dr. Clark has worked with such notable companies as 20th Century Fox, Fox Television, StarTV, JSkyB, BSkyB, SkyLatinAmerica, Foxtel, News Ltd, and News International. While with News Corporation, Dr. Clark was responsible for the technical implementation of a number of joint ventures between News Corporation and other entities such as MCI, Softbank, and China TV. All technology companies owned by News Corporation reported directly to Clark, including NDS, the world's leading provider of digital compression, encryption, and conditional-access technology; Delphi, an on-line Internet services company; Etak, a GPS based mapping and tracking company; and Kesmai, the foremost on-line multi-player game company.

Dr. Clark holds a PhD in Physics from the Australian National University, and has earned a number of awards in science and technology, including the Pawsey Medal from the Australian Academy of Science, which recognized him as the most outstanding young Australian scientist. He has published more than 100 scientific papers and holds 11 patents. Dr. Clark is currently vice chairman of Knowledge Universe, a private company that operates, incubates, and invests in companies in the technology, health, and education industries. Dr. Clark also advises a number of financial institutions concerning matters involving technology and the technology market place.



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About SSP Solutions, Inc.

SSP Solutions, Inc. provides data security solutions for network communication systems. Through its wholly-owned subsidiary, Litronic Industries, Inc. dba SSP-Litronic, SSP has provided innovative data security solutions for government communications systems for over thirty years. SSP's NetSign CAC smart card client package and SSP's Argus FORTEZZA products have been chosen by the U.S. Department of Defense to provide network security and desktop protection for many of its organizations. SSP has also been selected by General Dynamics to participate in developing the next generation PKI driven identity management framework for the U.S. Government. SSP is breaking new ground in the next generation of security tokens with its USA Forte Card. For more information, visit http://www.sspsolutions.com or call SSP Solutions, Inc. 949/851-1085 or SSP-Litronic 703/905-9700.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995

With the exception of historical information, matters discussed in this news release including, in particular the reference to the future business potential, are forward-looking statements involving a number of risks and uncertainties and may not be achieved due to factors beyond our control, including changing regulatory and technological environments, our ability to obtain key components from suppliers, technological difficulties, increased competition, and changing customer demands. Other risks inherent in our business are described in Securities and Exchange Commission filings. SSP Solutions, Inc. undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date of this release.

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Contact:

     SSP Solutions, Inc.
     Press Relations (Editorial Contact), 949/851-1085 pr@sspsolutions.com
            or
     Thomas E. Schiff (Investor Contact), 949/851-1085 tom.schiff@sspsolutions.com

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Source: SSP Solutions, Inc.